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                                  EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in the registration statement of Hi-Tech Pharmacal Co., Inc. on Form S-8 (File No. 333-35425) of our report, dated July 14, 1999, on our audits of the financial statements of the Company as of April 30, 1999 and 1998 and for the years ended April 30, 1999 and 1998 which report is included in this Annual Report on Form 10-KSB. We also consent to the reference of our firm under the caption "Experts" in the prospectus.



/s/ Richard A. Eisner & Company, LLP
New York, New York
July 27, 1999